EXHIBIT 10.2

AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 1

THIS AMENDMENT NO. 4 TO SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT NO. 1 (hereinafter, this “Amendment”) is executed as of November 11, 2016 (the “Amendment Effective Date”) and is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (together with its successors and assigns, “Lessor”), and KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc. (“Kindred”), and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc. (“Operator”; Operator, jointly and severally with Kindred and permitted successors and assignees of Operator and Kindred, “Tenant”).

RECITALS

A.	Lessor and Tenant have heretofore entered into that certain Second Amended and Restated Master Lease Agreement No. 1 (such agreement, as heretofore amended, is herein referred to as “ML1”) dated as of April 27, 2007 (each capitalized term that is used in this Amendment and not otherwise defined shall have the same meaning herein as in ML1).

B.	Contemporaneously herewith, Lessor and Tenant are entering into that certain Second Amended and Restated Master Lease Agreement No. 5 (such agreement, as it may hereafter be amended, renewed, supplemented, extended or replaced from time to time, is herein referred to as “ML5”) dated as of the Amendment Effective Date.

C.	Contemporaneously herewith, Lessor and Tenant are entering into that certain Agreement Regarding Master Leases No. 3 (such agreement, as it may hereafter be amended, renewed, supplemented, extended or replaced from time to time, is herein referred to as “ARML No. 3”) dated as of the Amendment Effective Date.

D.	Lessor and Tenant desire to amend ML1 on the terms described in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Tenant hereby agree as follows:

1. Transfer of ML1 Subject Facilities to ML5. In the case of any Subject Facility(ies) (as defined in ARML No. 3) that is (are) demised under ML1 (for the purposes of this Amendment, all references to Subject Facility(ies) shall refer exclusively to Subject Facility(ies) that is (are) demised under ML1), in the event that ML1 has not terminated as to such Subject Facility(ies) in accordance with the terms of ARML No. 3 by on or prior to April 30, 2018, then, automatically as of April 30, 2018 and without further action of the parties, each such Subject Facility shall be added as an additional Leased Property under ML5 and be removed from ML1, and all of the terms and conditions of ML5 shall govern each such Subject Facility (including, without limitation, Section 25.1.13 of ML5), subject to the following additional terms and conditions:

1.1. Relative to each such Subject Facility, the “Base Patient Revenues” relating thereto for purposes of ML5 shall be as set forth in ML1 and the amount of the Base Patient Revenues relating to such Subject Facility as set forth in Schedule 2.1A of ML1 shall be added to Schedule 2.1A of ML5.

1.2. Each such Subject Facility shall be added to the Number 1 and 4 Portfolio for purposes of ML5 and the calculation of Base Rent, and shall be reflected as part of Portfolio #1 on Exhibit B to ML5.

1.3. Relative to each such Subject Facility, the Commencement Date shall be the same under ML5, and in Exhibit B to ML5, as it is under the terms of ML1.

1.4. If such Subject Facility is subject to an Existing Ground Lease, such Existing Ground Lease shall also be an Existing Ground Lease under ML5 and the description thereof in ML1 shall be added to Schedule 2.1C of ML5.

1.5. Each such Subject Facility shall be treated as one of the Master Lease Leased Properties under ML5.

1.6. The ML Leases, as such term is defined in ML5, shall include any lease that derives from ML1 or from ML5, as in effect on the date of the transfer of the applicable Subject Facility(ies) from ML1 into ML5.

1.7. Each such Subject Facility shall have allocated thereto, in Exhibit C to ML5 and for purposes of setting Transferred Property Percentages and other purposes under ML5, the amount of Base Rent that was applicable to such Subject Facility under ML1 as of the date of the transfer of the applicable Subject Facility(ies) from ML1 into ML5.

1.8. Relative to the transfer of Subject Facilities into ML5, any rental escalations that are required under ML5 to be made on the May 1 immediately following the date of any such transfer shall be made on such May 1, in the full amount required as if each such Subject Facility had been under ML5 for a full year, notwithstanding that the period from the date of such transfer to such succeeding May 1 may be less than one full year.

1.9. Schedule 7.2.8, Schedule 16.1(m)A, Schedule 16.1(m)B and Schedule 40.12 of ML5 shall have added thereto any information relative to each such Subject Facility that is included in the corresponding schedules of ML1.

1.10. The Section 7.2.7(m) Number under ML5 shall not be changed on account of the transfer of Subject Facilities from ML1 into ML5.

1.11. Relative to Section 13.1.4(ii)(1) of ML5, the date that shall be applicable to such Subject Facility, upon the transfer of Subject Facilities from ML1 into ML5, shall be April 27, 2007.

1.12. If such Subject Facility is commonly known as Cascade Care Center (Facility No. 218) or Arden Rehabilitation & Healthcare Center (Facility No. 114), Section 16.1(m)(i)(1) and Section 16.1(m)(ii)(x) of ML5 shall have added thereto the information relative to such Subject Facility that is set forth in Section 16.1(m)(i)(1) and Section 16.1(m)(ii)(x) of ML1.

1.13. If such Subject Facility participates in any IGT Program pursuant to that certain Agreement Regarding Master Leases dated as of September 30, 2013 between Lessor and Tenant, the documentation relating thereto shall be subject to the terms of Section 25.6 of ML5.

1.14. Contemporaneously with transfer of Subject Facilities from ML1 into ML5, Tenant shall cause to be delivered to Lessor a Lease Guaranty relative to such Subject Facility and ML5 as required under Section 40.12 of ML5.

The above described transfers of Subject Facilities into ML5 shall be self-operative, but, upon the written request of Lessor or Tenant to the other party, Lessor and Tenant shall memorialize, in an instrument reasonably acceptable to Lessor and Tenant, the amendments and changes to ML5 resulting from such transfers.

2. Additional Amendments. Effective as of the Amendment Effective Date, ML1 is hereby amended as follows:

2.1. Section 7.2.7(m) is hereby deleted in its entirety from ML1.

2.2. Section 16.1 of ML1 is hereby amended to add thereto, after Section 16.1(w), a new Section 16.1(x) as follows: “if any Event of Default shall have occurred under any of the other Leases and/or that certain Second Amended and Restated Master Lease Agreement No. 5 dated as of November 11, 2016, as amended, renewed, supplemented, extended or replaced from time to time from time to time (“Master Lease No. 5”) or any lease that derives from any of the foregoing leases or this Lease (other than any such lease with an Unaffiliated Entity (as such term is defined in Master Lease No. 5)).”

2.3. Section 19.1 of ML1 is hereby amended to add thereto, immediately prior to Example 1 contained therein, the following additional provision: “Notwithstanding the foregoing provisions, it is further agreed by Lessor and Tenant that Tenant shall not have any right to renew this Lease with respect to any Leased Property, but, as to any Leased Property that becomes part of, and is assigned to, Renewal Group number 2 as provided in Section 19.6 of such Master Lease No. 5, Tenant shall have the renewal rights relative to all, but not less than all, of such Renewal Group number 2 (including any such Leased Property that has become part of, and been assigned to, such Renewal Group number 2 as provided in such Section 19.6) that are described above.”

2.4. For the avoidance of doubt, Lessor and Tenant acknowledge and agree that the provisions of Article XXV of ML5 are not applicable to ML1 and, without limitation of the foregoing, until the ARML No. 3 Payment Date (as defined in ML5), the provisions of Article XXV of ML1 shall continue to apply and be in full force and effect.

2.5. Lessor and Tenant acknowledge and agree that (a) pursuant to ML5, ML1 is being terminated as to certain hospitals and such hospitals are, as of the Amendment Effective Date, becoming Leased Properties under ML5, (b) such deletions from ML1 shall be deemed to have occurred pursuant to the terms of Section 40.16 of ML1 and (c) on account of such deletions, the Base Rent under ML1 is, as of the Amendment Effective Date, equal to Thirteen Million Two Hundred Ninety-Five Thousand Five Hundred Thirty-Seven and 2/100 Dollars ($13,295,537.02) per annum.

2.6. Exhibit C to ML1 is amended and restated in its entirety to read as set forth in Attachment 1 attached to and made a part of this Amendment.

3. Certain Lessor Costs. Tenant shall pay, as Additional Charges, on behalf of Lessor, or reimburse Lessor for, any and all actual, reasonable, and documented third party out-of-pocket costs or expenses paid or incurred by Lessor, including, without limitation, reasonable attorneys’ fees, in connection with the negotiation, execution and delivery of this Amendment.

4. Conflict; Unified Commercial Operating Lease. In the event of a conflict between ML1 and this Amendment, this Amendment shall control in all events. Except as set forth in this Amendment, ML1 shall remain in full force and effect. It is acknowledged and agreed that, except as otherwise expressly provided herein or in ML1, the inclusion of each of the Leased Properties on a continuing basis in ML1 is an essential element of the leasing transaction described in ML1 for Lessor, and that, except as otherwise expressly provided herein or in ML1, Lessor shall not be obligated and may not be required to lease to Tenant less than all of the Leased Properties demised pursuant to ML1. It is further acknowledged and agreed that ML1 is not a residential lease within the meaning of the U.S. Bankruptcy Code, as amended, and that ML1 is an operating lease, and not a capital lease, for all accounting, tax and legal purposes.

5. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, and signature pages may be delivered by facsimile or electronic mail, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. Integration. This Amendment and ML1 contain the entire agreement between Lessor and Tenant with respect to the subject matter hereof. No representations, warranties or agreements have been made by Lessor or Tenant except as set forth in this Amendment and ML1.

7. Severability. If any term or provision of this Amendment is to be invalid or unenforceable, such term or provision shall be modified as slightly as possible so as to render it valid and enforceable; if such term or provision, as modified, shall be held or deemed invalid or unenforceable, such holding shall not affect the remainder of this Amendment and same shall remain in full force and effect.

8. Subject to Law. This Amendment was negotiated in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. In all respects, the law of the State of New York shall govern the validity of and enforceability of the obligations of the parties set forth herein, but the parties hereto will submit to jurisdiction and the laying of venue for any suit on this Amendment in the Commonwealth of Kentucky.

9. Waivers. No waiver of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant herein.

10. Binding Character. This Amendment shall be binding upon and shall inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Lessor and Tenant.

11. Modification. This Amendment may be only be modified by a writing signed by both Lessor and Tenant.

12. Forbearance. No delay or omission by any party hereto to exercise any right or power accruing upon any noncompliance or default by any other party hereto with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

13. Headings and Captions. The headings and captions of the sections of this Amendment are for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provision hereof.

14. Gender and Number. As used in this Amendment, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary.

15. Coordinated Disclosures. The parties hereto shall cooperate with respect to any disclosures of information concerning this Amendment and the transactions contemporaneous herewith, and shall share such disclosures with the other parties a reasonable period of time prior to making such disclosures in order to facilitate such cooperation.

16. Authority. The parties represent and warrant to each other that each of them, respectively, has full power, right and authority to execute and perform this Amendment and all corporate action necessary to do so has been duly taken. In order to induce Lessor to enter into this Amendment, Tenant hereby represents and warrants to Lessor that Tenant’s entry into this Amendment does not require that any consent or approval first be obtained from any lender of Tenant or its Affiliates.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

TENANT:

KINDRED HEALTHCARE, INC., a Delaware corporation formerly known as Vencor, Inc.

By:	/S/ CRISTINA E. O’BRIEN
Name:	Cristina E. O’Brien
Its:	Vice President, Real Estate Counsel

TENANT:

KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation formerly known as Vencor Operating, Inc.

By:	/S/ CRISTINA E. O’BRIEN
Name:	Cristina E. O’Brien
Its:	Vice President, Real Estate Counsel

LESSOR:

VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	Ventas, Inc., a Delaware corporation, its general partner

	By:	/S/ BRIAN K. WOOD
	Name:	Brian K. Wood
	Its:	Senior Vice President and Chief Tax Officer

ATTACHMENT 1

Exhibit C

Allocation Schedule – Applicable Transferred Property Percentages

Master Lease Agreement No. 1

	Facility ID	Name	Base Rent as of 11/11/2016	Transferred Property Percentage as of 11/11/2016
1	114	Arden Rehab & Healthcare Center	728,471.32	5.47907%
2	167	Canyonwood Nursing & Rehab Center	1,167,528.96	8.78136%
3	180	Vancouver Healthcare & Rehab Center	606,843.93	4.56427%
4	416	Park Place Health Care Center	1,578,669.72	11.87368%
5	150	Nob Hill Healthcare Center	2,511,703.68	18.89132%
6	218	Cascade Rehab & Care Center	1,386,585.36	10.42895%
7	221	Lewiston Rehab & Care Center	1,492,498.08	11.22556%
8	335	Lawton Healthcare Center	1,478,718.48	11.12192%
9	409	Mountain Valley Care & Rehab	1,069,844.52	8.04664%
10	433	Parkview Acres Care & Rehab Center	584,892.74	4.39917%
11	745	Aurora Care Center	689,780.23	5.18806%

Total			$13,295,537.02	100.00000%